Exhibit (n)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the use of our reports (1) dated February 16, 2011 with respect to the financial statements of Thrivent Life Insurance Company and (2) dated April 18, 2011, with respect to the financial statements of TLIC Variable Life Insurance Account A in Post-Effective Amendment No. 38 to the Registration Statement on Form N-6 and related Prospectus of TLIC Variable Insurance Account A.

Minneapolis, Minnesota

April 18, 2011